UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported):  November 2, 2009

CNS RESPONSE, INC.
(Exact name of Company as specified in its charter)

Delaware	0-26285	87-0419387
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2755 Bristol Street, Suite 285
Costa Mesa, CA 92626
(Address of principal executive offices)

(714) 545-3288
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On November 3, 2009, CNS Response, Inc. (the “Company”) issued a press release reporting the results of a study presented by Charles DeBattista, D.M.H, M.D., at the U.S. Psychiatric and Mental Health Congress.  A copy of the press release is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.  A copy of the poster presented by Dr. DeBattista on November 2, 2009 at the U.S. Psychiatric and Mental Health Congress is included as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

The Company will be holding a conference call to discuss the top-line results of its recently completed study. CNS stockholders are encouraged to participate in the conference call, which will be held today at 8:00 a.m. PST. Please call Suzanne Schnitzer at 949.553.9748 to register for the call. You will be given the toll-free dial-in number and access code to the conference call, along with the login instructions to join the simultaneous web conference.  A copy of the materials to be presented by the Company over the web are included as Exhibit 99.3 to this Form 8-K and are incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)       Exhibits

The following exhibits are filed herewith:

99.1	Press Release Issued November 3, 2009.
99.2	Copy of poster presented at U.S. Psychiatric and Mental Health Congress.
99.3	Copy of web presentation materials.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Response, Inc.

	By:	/s/ George Carpenter
November 3, 2009		George Carpenter
Chief Executive Officer

Exhibit Index

99.1	Press Release Issued November 3, 2009.
99.2	Copy of poster presented at U.S. Psychiatric and Mental Health Congress.
99.3	Copy of web presentation materials.